Exhibit 99.1

GLENFARNE MERGER CORP.

BALANCE SHEET

	March 23, 2021	Pro Forma Adjustments		As Adjusted
	(Unaudited, Restated)	(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$3,105,634	$22,542,620	(a)	$3,105,634
		450,850	(b)
		(450,850)	(c)
		(22,542,620)	(f)
Prepaid expenses	1,534,800	-		1,534,800
Total current assets	4,640,434	-		4,640,434
Cash held in Trust Account	250,000,000	22,542,620	(f)	272,542,620
Total Assets	$254,640,434	$22,542,620		$277,183,054

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,990,756	$-		$1,990,756
Accrued expenses	70,000	-		70,000
Franchise tax payable	46,426	-		46,426
Note payable - related party	97,250	-		97,250
Total current liabilities	2,204,432	-		2,204,432
Deferred underwriting commissions in connection with the initial public offering	8,750,000	788,992	(d)	9,538,992
Derivative warrant liabilities	12,843,270	1,143,362	(e)	13,986,632
Total liabilities	23,797,702	1,932,354		25,730,056

Commitments and Contingencies
Class A common stock; 22,584,273 and 24,645,299 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	225,842,730	20,610,260	(g)	246,452,990

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 3,225,727 and 3,464,048 shares issued and outstanding (excluding 22,584,273 and 24,645,299 shares subject to possible redemption), actual and as adjusted, respectively	322	225	(a)	346
		5	(b)
		(206)	(g)
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding (1)	719	-		719
Additional paid-in capital	5,112,548	22,542,395	(a)	5,112,530
		450,845	(b)
		(450,850)	(c)
		(788,992)	(d)
		(1,143,362)	(e)
		(20,610,054)	(g)
Accumulated deficit	(113,587)	-		(113,587)
Total stockholders’ equity	5,000,002	6		5,000,008
Total Liabilities and Stockholders’ Equity	$254,640,434	$22,542,620		$277,183,054

(1)	This number includes up to 937,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On April 16, 2021, the underwriters notified the Company of their partial exercise of the over-allotment option, and on April 20, 2021, purchased an additional 2,254,262 additional Units; thus, only 373,934 shares of Class B common stock remain subject to forfeiture.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Glenfarne Merger Corp.  (the “Company”) as of March 23, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on April 20, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250.0 million. Each Unit consists of one share of Class A common stock, and one-third of one redeemable warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

The Company granted the underwriters in the IPO a 45-day option to purchase up to 3,750,000 Units to cover over-allotments, if any. On April 16, 2021, the underwriters notified the Company of their partial exercise of the over-allotment option and, on April 20, 2021, purchased 2,254,262 additional Units (the “Additional Units”), generating gross proceeds of approximately $22.5 million (the “Over-Allotment”). The Company incurred additional offering costs of approximately $1.2 million in connection with the Over-Allotment (of which approximately $789,000 was for deferred underwriting fees).

Simultaneously with the closing of the IPO on March 23, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 810,000 units (each, a “Private Placement Unit” and collectively, the “Private Placement Units”), at a price of $10.00 per Private Placement Unit with Glenfarne Sponsor, LLC, a Delaware corporation (the “Sponsor”), generating gross proceeds of $8.1 million. Simultaneously with the closing of the Over-Allotment on April 20, 2021, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 45,085 Private Placement Units at $10.00 per additional Private Placement Unit (the “Additional Private Placement Units”), generating additional gross proceeds of approximately $451,000.

Upon the closing of the IPO, the Over-Allotment and the Private Placement, approximately $272.5 million ($10.00 per Unit) of the net proceeds of the sale of Units were placed in a  trust account (“Trust Account”) located in the United States, and invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries, as determined by the Company, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Placement Shares described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$22,542,620
	Class A common stock		$225
	Additional paid-in capital		$22,542,395
	To record sale of 2,254,262 Additional Units at $10.00 per Unit

(b)	Cash	$450,850
	Class A common stock		$5
	Additional paid-in capital		$450,845
	To record sale of 45,085 Private Placement Units at $10.00 per additional Private Placement Unit

(c)	Additional paid-in capital	$450,850
	Cash		$450,850
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$788,992
	Deferred underwriting commissions		$788,992
	To record additional deferred underwriting fee on overallotment option

(e)	Additional paid-in capital	$1,143,362
	Derivative warrant liabilities		$1,143,362
	To record derivative warrant liabilities in connection with the issuance of additional Public Warrants and Private Placement Warrants

(f)	Trust account	$22,542,620
	Cash		$22,542,620
	To transfer $10.00 per Additional Shares to Trust Account

(g)	Class A common stock	$206
	Additional paid-in capital	$20,610,054
	Class A common stock subject to possible redemption		$20,610,260
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable stock

NOTE 2 - RESTATEMENT OF FINANCIAL STATEMENT

In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants the Company issued in March 2021, the Company’s previously issued financial statement for the Affected Period (as defined below) should no longer be relied upon. As such, the Company is restating its unaudited financial statement for the Affected Period included in this Form 8-K.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s financial statements as opposed to equity. Since issuance in March 2021, the Company’s Warrants were accounted for as equity within the Company’s previously reported financial statement, and after discussion and evaluation, management concluded that the Warrants should be presented as liabilities as of the IPO date reported at fair value with subsequent fair value remeasurement at each reporting period.

Historically, the warrants were reflected as a component of equity as opposed to liabilities on the balance sheet based on the application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for warrants issued in March 2021, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s statement of operations each reporting period.

Therefore, the Company, in consultation with its audit committee, concluded that its previously issued financial statement as of March 23, 2021 (the “Affected Period”) should be restated because of a misapplication in the guidance around accounting for the warrants and should no longer be relied upon.

Impact of the Restatement

The impact of the restatement on the Balance Sheet for the Affected Period is presented below.

	As of March 23, 2021
	As Previously Reported	Restatement Adjustment	As Restated
		(Unaudited)	(Unaudited)
Balance Sheet
Total assets	$254,640,434	$-	$254,640,434
Liabilities and stockholders’ equity
Total current liabilities	$2,204,432	$-	$2,204,432
Deferred underwriting commissions	8,750,000	-	8,750,000
Derivative warrant liabilities	-	12,843,270	12,843,270
Total liabilities	10,954,432	12,843,270	23,797,702
Class A common stock, $0.0001 par value; shares subject to possible redemption	238,686,000	(12,843,270)	225,842,730
Stockholders’ equity
Preferred stock- $0.0001 par value	-	-	-
Class A common stock - $0.0001 par value	194	128	322
Class B common stock - $0.0001 par value	719	-	719
Additional paid-in-capital	5,112,676	(128)	5,112,548
Accumulated deficit	(113,587)	-	(113,587)
Total stockholders’ equity	5,000,002	-	5,000,002
Total liabilities and stockholders’ equity	$254,640,434	$-	$254,640,434

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